EXHIBIT 23.C






       CONSENT OF  QUALIFIED INDEPENDENT UNDERWRITER


Farmland Industries, Inc.:

We consent to the references to our firm under the caption
"Qualified Independent Underwriter" in the Prospectus.


                               James H. Glen, Jr.
                               INTERSTATE/JOHNSON LANE

November 21, 1997